Exhibit 99.1

Sutter Rock Capital Corp. Reports Second Quarter 2019 Financial Results

Net Asset Value of $10.75 per Share as of June 30, 2019

Board of Directors Approves Additional $5.0 Million for Share Repurchase Program; Bringing Share Repurchase Program Total to $25.0 Million

SAN FRANCISCO, Calif., August 7, 2019 (GLOBE NEWSWIRE) – Sutter Rock Capital Corp. (“Sutter Rock” or the “Company”) (Nasdaq:SSSS) today announced financial results for the quarter ended June 30, 2019. Net assets totaled approximately $211.1 million, or $10.75 per share, at June 30, 2019, as compared to $9.89 per share at December 31, 2018 and $10.46 per share at June 30, 2018.

“Our portfolio companies continue to demonstrate strong operating fundamentals and we are excited about their positioning in their respective markets,” said Mark Klein, President and Chief Executive Officer of Sutter Rock. “We believe that our portfolio is undervalued and as such we have increased our share repurchase program to $25.0 million.”

“Additionally, we are pleased to announce we have committed to invest in GreenAcreage Real Estate Corp.,” Klein continued, “We believe the unique dynamics in the cannabis space have created a compelling opportunity for cannabis-based real estate investment trusts.”

Investment Portfolio as of June 30, 2019

At June 30, 2019, Sutter Rock held positions in 24 portfolio companies with an aggregate fair value of approximately $183.4 million. As a result of the Company’s continued strategy to increase the size of its investments in individual portfolio companies, Sutter Rock has consolidated its investment portfolio around its top positions. The Company’s top five portfolio company investments accounted for approximately 60% of the total portfolio at fair value as of June 30, 2019 and for approximately 90% of Sutter Rock’s market capitalization as of August 6, 2019.

Top Five Investments as of June 30, 2019

$ in millions	Fair Value	% of Total Portfolio
Palantir Technologies, Inc.	$30.7	16.7%
Coursera, Inc.	30.6	16.7
Lyft, Inc.	19.0	10.4
Course Hero, Inc.	18.8	10.2
Nextdoor.com, Inc.	11.0	6.0
Total (rounded)	$110.1	60.0%

Second Quarter 2019 Investment Portfolio Activity

During the three months ended June 30, 2019, Sutter Rock exited investments in the following portfolio companies:

Portfolio Company	Shares Sold	Average Net Share Price (1)	Net Proceeds (in millions)	Realized Gain/(Loss) (in millions)
Spotify Technology S.A.	150,360	$137.51	$20.7	$14.3
Dropbox, Inc.	437,460	$24.06	$10.5	$4.3
Knewton, Inc.(2)	375,985	$ –	$0.1	$(5.1)

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	Exit of Knewton includes an 8% Convertible Promissory Note with a principal value of $0.1 million.

Subsequent to quarter-end, through August 6, 2019, Sutter Rock exited investments in the following portfolio companies:

Portfolio Company	Shares Sold	Average Net Share Price (1)	Net Proceeds (in millions)	Realized Gain (in millions)
Dropbox, Inc.	55,000	$26.08	$1.4	$0.5

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.

Subsequent to quarter-end, through August 6, 2019, Sutter Rock has committed to make the following new and follow-on investments:

Portfolio Company	Investment	Anticipated Transaction Date	Investment (in millions)
GreenAcreage Real Estate Corp.	Common Stock	8/13/2019	$7.5
Aspiration, Inc.	Convertible Note	8/9/2019	$0.3

Second Quarter 2019 Financial Results

	Quarter Ended June 30, 2019		Quarter Ended June 30, 2018
	$ in millions	per share	$ in millions	per share

Net investment loss	($2.8)	($0.14)	($5.4)	($0.26)

Net realized gain on investments	13.6	0.69	3.4	0.16

Net change in unrealized appreciation/(depreciation) of investments	(12.4)	(0.63)	9.9	0.47

Benefit from taxes on unrealized depreciation of investments	1.0	0.05	1.0	0.05

Net change in net assets resulting from operations(1)	($0.7)	($0.03)	$8.8	$0.42

Repurchase of common stock(2)	(0.7)	0.03	(2.2)	0.05

Increase/(decrease) in net asset value(1)	($1.4)	$0.00	$6.7	$0.47

(1)	Total may not sum due to rounding.
(2)	During the quarters ended June 30, 2019 and 2018, the Company repurchased 115,801 and 315,625 shares of Sutter Rock Capital Corp. common stock for approximately $0.7 million and $2.2 million in cash, respectively. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in no change in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 19.8 million and 21.0 million for the quarters ended June 30, 2019 and 2018, respectively.

Sutter Rock’s liquid assets were approximately $84.4 million as of June 30, 2019, consisting of approximately $54.4 million of cash and $30.0 million of public securities, $19.0 million of which is subject to sales restrictions.

During the quarter ended June 30, 2019, Sutter Rock did not have any borrowings outstanding under its existing $12.0 million credit facility. The credit facility matured on May 31, 2019 and Sutter Rock is nearing completion of negotiations for a new line of credit with more favorable terms; although, there can be no assurances or guarantees regarding the outcome of such negotiations.

Share Repurchase Program

Under the publicly announced share repurchase program, as of June 30, 2019, the Company has repurchased 2,534,157 shares of its common stock for approximately $15.9 million since the share repurchase program was announced in August 2017.

On August 5, 2019, the Board of Directors authorized a $5.0 million expansion of the share repurchase program to $25.0 million. The dollar value of shares that may yet be purchased by the Company under the share repurchase program is approximately $9.1 million.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 800-367-2403, and the conference call access number for participants outside the U.S. is +1 334-777-6978. The conference ID number for both access numbers is 4572363. Additionally, interested parties can access a live webcast of the call from Sutter Rock Capital's website at http://www.sutterrock.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on August 14, 2019 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 4572363.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock Capital is headquartered in San Francisco, CA. www.sutterrock.com

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results of operations and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. Sutter Rock Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2019	December 31, 2018
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $94,545,251 and $105,869,607, respectively)	$169,015,959	$170,067,233
Non-controlled/affiliate investments (cost of $29,999,703 and $42,333,854, respectively)	1,400,349	5,931,863
Controlled investments (cost of $22,963,375 and $22,960,942, respectively)	12,998,814	22,816,733
Total Portfolio Investments	183,415,122	198,815,829
Investments in U.S. Treasury bills (cost of $99,979,000 and $99,982,067, respectively)	99,995,000	99,994,000
Total Investments (cost of $247,487,329 and $271,146,470, respectively)	283,410,122	298,809,829
Cash	54,418,254	28,184,163
Proceeds receivable	51,511	—
Escrow proceeds receivable	2,074,820	2,494,582
Interest and dividends receivable	426,995	255,670
Deferred financing costs	—	267,541
Prepaid expenses and other assets(3)	1,502,921	207,769
Total Assets	341,884,623	330,219,554
LIABILITIES
Accounts payable and accrued expenses(3)	2,189,367	490,687
Accrued incentive fees, net of waiver of incentive fees(1)	—	4,660,472
Accrued management fees, net of waiver of management fees(1)	—	415,056
Accrued interest payable	475,000	475,000
Payable for securities purchased	89,477,652	89,480,103
Deferred tax liability	—	885,566
4.75% Convertible Senior Notes due March 28, 2023(2)	38,617,556	38,434,511
Total Liabilities	130,759,575	134,841,395

Net Assets	$211,125,048	$195,378,159
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 19,646,846 and 19,762,647 issued and outstanding, respectively)	$196,468	$197,626
Paid-in capital in excess of par	191,586,438	192,322,399
Accumulated net investment loss	(18,413,823)	(16,228,294)
Accumulated net realized gain/(loss) on investments	1,833,175	(7,691,365)
Accumulated net unrealized appreciation of investments	35,922,790	26,777,793
Net Assets	$211,125,048	$195,378,159
Net Asset Value Per Share	$10.75	$9.89

(1)	This balance references a related-party transaction.
(2)	As of June 30, 2019 and December 31, 2018, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $40,000,000.
(3)	This balance includes a right of use asset and corresponding operating lease liability, respectively.

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
	2019	2018	2019	2018
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$198,175	$8,932	$336,672	$10,612
Non-controlled/affiliate investments:
Interest income	60,127	221,813	119,593	455,895
Controlled investments:
Interest income	29,650	11,328	58,937	24,901
Dividend income	200,000	350,000	200,000	350,000
Total Investment Income	487,952	592,073	715,202	841,408
OPERATING EXPENSES
Management fees(1)	—	1,286,066	848,723	2,609,642
Incentive fees/(Reversal of Incentive fee accrual)(1)	—	2,588,085	(4,660,472)	4,059,419
Costs incurred under Administration Agreement(1)	—	397,113	306,084	821,258
Directors’ fees	86,250	86,250	172,500	172,500
Professional fees	1,310,028	326,798	3,371,950	666,696
Interest expense	600,205	1,473,695	1,204,373	2,613,758
Compensation expense	469,944	—	632,108	—
Income tax expense	29,949	26,229	33,712	148,499
Other expenses	796,807	160,036	991,753	649,306
Total Operating Expenses	3,293,183	6,344,272	2,900,731	11,741,078
Management fee waiver(1)	—	(335,403)	—	(490,347)
Incentive fee waiver(1)	—	—	—	(5,000,000)
Total operating expenses, net of waiver of management and incentive fees	3,293,183	6,008,869	2,900,731	6,250,731
Net Investment Loss	(2,805,231)	(5,416,796)	(2,185,529)	(5,409,323)
Realized Gains/(Losses) on Investments:
Non-controlled/non-affiliated investments	13,590,233	3,363,333	21,859,371	2,587,288
Non-controlled/affiliate investments	—	—	(12,334,831)	(680)
Controlled investments	—	—	—	—
Net Realized Gain on Investments	13,590,233	3,363,333	9,524,540	2,586,608
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018	—	—	—	(397,846)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(6,751,196)	10,555,021	10,277,147	20,409,685
Non-controlled/affiliate investments	(1,220,012)	(952,635)	7,802,636	(8,628,965)
Controlled investments	(4,469,112)	270,209	(9,820,352)	6,225,269
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(12,440,320)	9,872,595	8,259,431	18,005,989
Benefit from taxes on unrealized depreciation of investments	979,713	1,010,871	885,566	1,010,871
Net Change in Net Assets Resulting from Operations	$(675,605)	$8,830,003	$16,484,008	$15,796,299
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(0.03)	$0.42	$0.84	$0.75
Diluted(2)	$(0.03)	$0.35	$0.75	$0.66
Weighted-Average Common Shares Outstanding
Basic	19,719,706	20,968,850	19,741,058	21,059,254
Diluted(2)	19,719,706	28,866,674	23,472,402	28,866,674

(1)	This balance references a related-party transaction.
(2)	For the three months ended June 30, 2019, 3,731,344 potentially dilutive common shares were excluded because the effect of these shares would have been anti-dilutive. For the six months ended June 30, 2019 and the three and six months ended June 30, 2018, 0 potentially dilutive common shares were excluded.

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Per Basic Share Data
Net asset value at beginning of the period	$10.75	$9.99	$9.89	$9.64
Net investment loss(1)	(0.14)	(0.26)	(0.11)	(0.26)
Net realized gain on investments(1)	0.69	0.16	0.48	0.12
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	—	—	—	(0.02)
Net change in unrealized appreciation/(depreciation) of investments(1)	(0.63)	0.47	0.42	0.86
Benefits from taxes on unrealized depreciation of investments(1)	0.05	0.05	0.05	0.05
Repurchase of common stock(1)	0.03	0.05	0.02	0.07
Net asset value at end of period	$10.75	$10.46	$10.75	$10.46
Per share market value at end of period	$6.40	$6.86	$6.40	$6.86
Total return based on market value(2)	(15.57)%	(9.02)%	22.61%	25.87%
Total return based on net asset value(2)	—%	4.69%	8.70%	8.53%
Shares outstanding at end of period	19,646,846	20,750,913	19,646,846	20,750,913
Ratios/Supplemental Data:
Net assets at end of period	$211,125,048	$217,148,613	$211,125,048	$217,148,613
Average net assets	$211,244,233	$210,027,033	$203,070,126	$207,058,773
Ratio of gross operating expenses to average net assets(3)	5.14%	12.25%	4.66%	11.15%
Ratio of incentive fee waiver to average net assets	—%	—%	—%	(2.41)%
Ratio of management fee waiver to average net assets	—%	(0.65)%	—%	(0.48)%
Ratio of income tax provision to average net assets	(0.46)%	—%	(0.44)%	—%
Ratio of net operating expenses to average net assets(3)	4.68%	11.60%	4.23%	8.26%
Ratio of net investment loss to average net assets(3)	(5.39)%	(10.46)%	(2.18)%	(5.30)%
Portfolio Turnover Ratio	—%	0.05%	5.04%	0.10%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses, including the $5.0 million accrued incentive fee forfeiture pursuant to the Waiver Agreement, are not annualized. For the three and six months ended June 30, 2019, the Company excluded $617,536 and $(1,769,820) of non-recurring expenses and did not annualize the income tax provision. For three and six months ended June 30, 2018, the Company excluded $0 and $352,667 of non-recurring expenses and did not annualize the incentive fee waiver. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.